SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                  F O R M 8 - K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 6, 2002

                                  UNIVEC, INC.
                                  ------------
               (Exact name of registrant as specified in charter)


Delaware                             0-22413          11-3163455
--------                            --------         -----------
(State or other jurisdiction       (Commission       (IRS Employer
of incorporation)                  File Number)      Identification No.)


22 Dubon Court,                                       11735
Farmingdale, New York                                ------
---------------------------------------
(Address of principal executive offices)           (Zip Code)

(516) 777-2000
---------------
Registrant's telephone number, including area code


N/A
----
(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant

On November 1, 2002, we engaged the accounting firm of Most & Company, LLP as independent public accountants to audit the financial statements for the year ended December 31, 2002 and to replace the accounting firm of Most Horowitz & Company, LLP, which was the principal accountants for our two most recent certified financial statements. The principal accountant who provided our accounting services has left the former accountant and is with the successor accountant.

For the years ended December 31, 2001 and 2000 and the interim periods through June 30, 2002, there were no disagreements with Most Horowitz & Company, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Most Horowitz & Company, LLP's reports for the years ended December 31, 2001 and 2000 contained no adverse opinions or disclaimer of opinions, nor were they qualified or modified as to scope or accounting principles.

A letter from the former accountant addressed to the Securities and Exchange Commission stating that the former accountant agrees with the statements made by us in this report is attached as an exhibit to this Form 8K.



EXHIBIT 16

Letter from Most Horowitz & Company, LLP.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, I have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

                                                     UNIVEC, INC.

                                              By:/s/ David Dalton
                                                     ------------
                                                     David Dalton, President and
                                                     Chief Operating Officer


                                              Dated: November 6, 2002
                                                     Farmingdale, New York